Exhibit 10.4

GUIDEWIRE SOFTWARE, INC.

2010 RESTRICTED STOCK UNIT PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Guidewire Software, Inc. 2010 Restricted Stock Unit Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors and Consultants of Guidewire Software, Inc., a Delaware corporation (including any successor entity, the “Company”) and any Subsidiary, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

The following terms shall be defined as set forth below:

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Award” or “Awards,” means a grant of Restricted Stock Units under the Plan.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan; provided, however, that except to the extent explicitly provided to the contrary, in the event of any conflict in the terms of the Plan and the Award Agreement, the terms of the Plan shall govern.

“Bankruptcy” shall mean (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Holder, (ii) the Holder being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Holder’ s assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, or (iii) the Holder being subject to a transfer of its Issued Shares or Award(s) by operation of law (including by divorce, even if not insolvent), except by reason of death.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Cause,” it shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by the grantee, (ii) any unauthorized use or disclosure by the grantee of confidential information or trade secrets of the Company (or any Affiliate), or (iii) any other intentional misconduct by the grantee adversely affecting the business or affairs of the Company (or any Affiliate) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Affiliate) to discharge or dismiss the grantee or any other person providing services to the Company (or any Affiliate) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Cause.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Consultant” means any natural person that provides bona fide services to the Company (including a Subsidiary), and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Effective Date” means the date on which the Plan is adopted as set forth on the final page of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee. If the Stock is admitted to trade on a national securities exchange, the determination shall be made by reference to the closing price. If the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Good Reason” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Good Reason,” it shall mean (i) a material diminution in the grantee’s base salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company or (ii) a change of more than 50 miles in the geographic location at which the grantee provides services to the Company.

“Grant Date” means the date that the Committee designates in its approval of an Award in accordance with applicable law as the date on which the Award is granted, which date may not precede the date of such Committee approval.

“Holder” means, with respect to an Award or any Issued Shares, the Person holding such Award or Issued Shares, including the initial recipient of the Award or any Permitted Transferee.

“Initial Public Offering” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Stock shall be publicly held.

“Issued Shares” means all outstanding Shares issued pursuant to Restricted Stock Units.

“NASDAQ” means the NASDAQ Stock Market LLC.

“Permitted Transferees” shall mean any of the following: the Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons control the management of assets, and any other entity in which these persons own more than fifty percent of the voting interests; provided, however, that any such trust does not require or permit distribution of any Issued Shares during the term of the Award Agreement unless subject to its terms. Upon the death of the Holder, the term Permitted Transferees shall also include such deceased Holder’s executors.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Repurchase Event” means (i) a Sale Event or (ii) the Holder’s Bankruptcy.

“Restricted Stock Unit” means an Award of phantom stock units to a grantee, which may be settled in cash or stock as determined by the Committee, pursuant to Section 5.

“Sale Event” means the consummation of (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation involving the Company in which the shares of voting stock of the Company outstanding immediately prior to such transaction represent or are converted into or exchanged for securities of the surviving or resulting entity immediately upon completion of such transaction which represent less than 50 percent of the outstanding voting power of such surviving or resulting entity, (iii) the acquisition of all or a majority of the outstanding voting stock of the Company in a single transaction or a series of related transactions by a Person or group of Persons, or (iv) any other acquisition of the business of the Company, as determined by the Board; provided, however, that the Company’s Initial Public Offering, any subsequent public offering or another capital raising event, a merger effected solely to change the Company’s domicile, or, as determined by the Board, any transaction in which holders of Stock do not receive cash or marketable securities in connection with such transaction, shall not constitute a “Sale Event.”

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director or Consultant of the Company or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Shares” means shares of Stock.

“Stock” means the Common Stock of the Company.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50 percent interest, either directly or indirectly.

“Termination Event” means the termination of the Award recipient’s Service Relationship with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including, without limitation, upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily. The following shall not constitute a Termination Event: (i) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Committee, if the individual’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 2.	ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board, comprised, except as contemplated by Section 2(c), of not less than two Directors. All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee or committees of the Board, as applicable).

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the amount, if any, of Restricted Stock Unit Awards granted to any one or more grantees;

(iii) to determine and, subject to Section 9, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of Award Agreements;

(iv) to accelerate at any time the vesting of all or any portion of any Award;

(v) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations; and

(vi) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.

(c) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s governing documents, including its certificate of incorporation or bylaws, or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify procedures and other terms to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS AND OTHER TRANSACTIONS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,500,000 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, withheld upon settlement of an Award to cover tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated, in each case shall be added back to the shares of Stock available for issuance under the Plan. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock without the receipt of consideration by the Company, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate and equitable or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iii) the repurchase price, if any, per share subject to each outstanding Award. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c) Sale Events.

(i) In the case of and subject to the consummation of a Sale Event, all Restricted Stock Units shall be subject to the agreement providing for such Sale Event. Such agreement shall provide for one or more of the following:

(A) The continuation of outstanding Awards by the Company (if the Company is the surviving corporation);

(B) The assumption of outstanding Awards by the surviving corporation or its parent, after making an equitable or proportionate adjustment in the number and kind of shares subject to such Awards;

(C) The substitution by the surviving corporation or its parent of new Restricted Stock Units for outstanding Awards after making an equitable or proportionate adjustment in the number and kind of shares subject to such Awards;

(D) Full acceleration of the vesting of, or deemed satisfaction of any other conditions applicable to, such Awards followed by the immediate settlement of such Awards. The full vesting or deemed satisfaction of any other conditions with respect to the Awards may be contingent on the closing of such Sale Event; and/or

(E) The cancellation of all Awards in exchange for a cash payment to the grantees holding such Awards (in exchange for such cancellation), in an amount equal to the Fair Market Value of the Stock (determined by reference to the Sale Event) times the number of shares of Stock subject to such Awards, to be paid at the time of such Sale Event or upon the later vesting of (or satisfaction of other conditions applicable to) such Awards.

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such officers and other employees, directors and Consultants of the Company and any Subsidiary who are selected from time to time by the Committee in its sole discretion, provided that such individuals are permitted to receive Awards pursuant to Rule 701(c) of the Securities Act.

SECTION 5.	RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Vesting conditions may be based on continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives and/or other such criteria as the Committee may determine. The grant of Restricted Stock Unit(s) is contingent on the grantee executing a Restricted Stock Unit Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee and may differ among individual Awards and grantees. On or promptly following the vesting date or dates applicable to any Restricted Stock Unit, but in no event later than March 15 of the year following the year in which such vesting occurs, such Restricted Stock Unit(s) shall be settled in the form of cash or shares of Stock, as specified in the Award Agreement.

(b) Rights as a Stockholder. A grantee shall have the rights of a stockholder only as to shares of Stock, if any, acquired upon settlement of a Restricted Stock Unit. A grantee shall not be deemed to have acquired any such shares unless and until a Restricted Stock Unit shall have been settled in Stock pursuant to the terms hereof, the Company shall have issued and delivered a certificate representing the shares to the grantee, and the grantee’s name shall have been entered in the books of the Company as a stockholder.

(c) Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and any Subsidiary for any reason.

SECTION 6.	TRANSFER RESTRICTIONS; COMPANY RIGHT OF FIRST REFUSAL; COMPANY REPURCHASE RIGHTS

(a) Restrictions on Transfer.

(i) Restricted Stock Units. Restricted Stock Units and any right to receive shares of Stock upon settlement of an Award are non-transferable and may not be subject to any pledge, hypothecation, or other transfer including any short position, any “put equivalent position” (as defined in the Exchange Act) or any “call equivalent position” (as defined in the Exchange Act) by the grantee prior to the settlement of the Restricted Stock Unit Award.

(ii) Issued Shares. No Issued Shares shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless (i) such transfer is in compliance with the terms of the applicable Award Agreement, all applicable securities laws (including, without limitation, the Securities Act), and with the terms and conditions of this Section 6, (ii) such transfer does not cause the Company to become subject to the reporting requirements of the Exchange Act, and (iii) the transferee consents in writing to be bound by the provisions of the Plan, including this Section 6. In connection with any proposed transfer, the Committee may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Committee, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act). Any attempted disposition of Issued Shares not in accordance with the terms and conditions of this Section 6 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Issued Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of Issued Shares. Subject to the foregoing general provisions, and unless otherwise provided in the applicable Award Agreement, Issued Shares may be transferred pursuant to the following specific terms and conditions:

(A) Transfers to Permitted Transferees. The Holder may sell, assign, transfer or give away any or all of the Issued Shares to Permitted Transferees; provided, however, that following such sale, assignment, transfer or gift, such Issued Shares shall continue to be subject to the terms of this Plan (including this Section 6) and such Permitted Transferee(s) shall, as a condition to any such transfer, deliver a written acknowledgment to that effect to the Company. Notwithstanding the foregoing, the Holder may not sell, assign, transfer or give any or all of the Issued Shares to any Person whom the Company reasonably determines is a direct competitor or a potential competitor of the Company or any of its Subsidiaries.

(B) Transfers Upon Death. Upon the death of the Holder, any Issued Shares then held by the Holder at the time of such death and any Issued Shares acquired thereafter by the Holder’s legal representative shall be subject to the provisions of this Plan, and the Holder’s executors, shall be obligated to convey such Issued Shares to the Company or its assigns under the terms contemplated hereby.

(b) Right of First Refusal. In the event that a Holder desires at any time to sell or otherwise transfer all or any part of such Holder’s Issued Shares, the Holder first shall give written notice to the Company of the Holder’s intention to make such transfer. Such notice shall state the number of Issued Shares which the Holder proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights under this Section 6(b), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder may, within 60 days thereafter, sell the Offered Shares to the proposed transferee at the same price and on the same terms as specified in the Holder’s notice. Any Shares purchased by such proposed transferee shall no longer be subject to the terms of the Plan. Any Shares not sold to the proposed transferee shall remain subject to the Plan. If the Holder is a party to any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to shares of the Stock, (i) the transferring Holder shall comply with the requirements of such stockholders agreements or other agreements relating to any proposed transfer of the Offered Shares, and (ii) any proposed transferee that purchases Offered Shares shall enter into such stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Offered Shares on the same terms and in the same capacity as the transferring Holder.

(c) Company’s Right of Repurchase.

(i) Right of Repurchase With Respect to Shares issued pursuant to a Restricted Stock Unit Award. Unless otherwise set forth in the agreement entered into by the recipient and the Company in connection with a Restricted Stock Unit Award, the Company or its assigns shall have the right and option upon a Repurchase Event to repurchase from a Holder of Issued Shares received pursuant to a Restricted Stock Unit Award some or all (as determined by the Company) of such Issued Shares at the price per share specified below. Such repurchase right may be exercised by the Company within six months following the date of such Repurchase Event (the “Shares Repurchase Period”). The “Shares Repurchase Price” shall be the Fair Market Value of such Issued Shares as of the date the Company elects to exercise its repurchase rights in connection with a Repurchase Event.

(ii) Procedure. Any repurchase right of the Company shall be exercised by the Company or its assigns by giving the Holder written notice on or before the last day of the Shares of its intention to exercise such repurchase right. Upon such notification, the Holder shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Holder, the Company or its assignee or assignees shall deliver to him, her or them a check for the Shares Repurchase Price, as applicable; provided, however, that the Company may pay the Shares Repurchase Price, as applicable, by offsetting and canceling any indebtedness then owed by the Holder to the Company.

(d) Escrow Arrangement.

(i) Escrow. In order to carry out the provisions of Sections 6(b) and (c) of this Plan more effectively, the Company shall hold any Issued Shares in escrow together with separate stock powers executed by the Holder in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Issued Shares, execute a like stock power as to such Issued Shares. The Company shall not dispose of the Issued Shares except as otherwise provided in this Plan or the Award Agreement. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Holder and any Permitted Transferee, as the Holder’s and each such Permitted Transferee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Issued Shares being purchased and to transfer such Issued Shares in accordance with the terms hereof. At such time as any Issued Shares are no longer subject to the Company’s repurchase and first refusal rights, the Company shall, at the written request of the Holder, deliver to the Holder (or the relevant Permitted Transferee) a certificate representing such Issued Shares with the balance of the Issued Shares to be held in escrow pursuant to this Section 6(d).

(ii) Remedy. Without limitation of any other provision of this Agreement or other rights, in the event that a Holder, any Permitted Transferees or any other Person is required to sell a Holder’s Issued Shares pursuant to the provisions of Sections 6(b) or (c) hereof and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Issued Shares the certificate or certificates evidencing such Issued Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Issued Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for such Holder, any Permitted Transferees or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by such Holder as provided above. Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to sell the Issued Shares to be sold pursuant to the provisions of Sections 6(b) or (c) such Issued Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Holder shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

(e) Lockup Provision. A Holder agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any Issued Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, each Holder shall execute a separate letter reflecting the agreement set forth in this Section 6(e).

(f) Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company’s Stock, the restrictions contained in this Section 6 shall apply with equal force to additional and/or substitute securities, if any, received by Holder in exchange for, or by virtue of his or her ownership of, Issued Shares.

(g) Termination. The terms and provisions of Section 6(b) and Section 6(c) shall terminate upon the closing of the Company’s Initial Public Offering or upon consummation of any Sale Event, in either case as a result of which shares of the Company (or a successor entity) of the same class as the Issued Shares are registered under Section 12 of the Exchange Act and publicly-traded on NASDAQ or any national security exchange.

SECTION 7.	TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates (or evidence of book entry) to any grantee is subject to and conditioned on any such tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Committee, the Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 8.	SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.

SECTION 9.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award. Plan amendments shall be subject to approval by the Company stockholders to the extent required by applicable law as determined by the Committee. Nothing in this Section 9 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c).

SECTION 10.	STATUS OF PLAN

With respect to the portion of any Award that has not been settled and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly so determine in connection with any Award.

SECTION 11.	GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates issued to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company; provided that stock certificates to be held in escrow pursuant to Section 6(d) of the Plan shall be deemed delivered when the Company shall have recorded the issuance in its records. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) No Employment Rights. The adoption of the Plan and the grant of Awards do not confer upon any Person any right to continued employment or Service Relationship with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Awards under the Plan shall be subject to the Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

(f) Financial Statements. The Company shall provide each grantee the information described in Rules 701(e)(3), (4) and (5) of the Securities Act every six months (with the financial statements being not more than 180 days old) in either paper or electronic form or pursuant to written notice of the availability of such information on an Internet site (which may be password protected), subject to a grantee’s agreement to keep all such information confidential. The requirements of this Section shall no longer apply once the Company becomes subject to Section 13 or 15(d) of the Exchange Act.

(g) Legend. Any certificate(s) representing the Issued Shares shall carry substantially the following legend (and with respect to uncertificated Stock, the book entries evidencing such shares shall contain the following notation):

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in the Guidewire Software, Inc. 2010 Restricted Stock Unit Plan and any agreement entered into thereunder by and between the company and the holder of this certificate (a copy of which is available at the offices of the company for examination).

SECTION 12.	EFFECTIVE DATE OF PLAN

The Plan shall become effective upon adoption by the Board and shall be approved by stockholders in accordance with applicable state law and the Company’s articles of incorporation and bylaws within 12 months thereafter. Subject to such approval by stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Awards may be granted hereunder on and after adoption of the Plan by the Board. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date.

SECTION 13.	GOVERNING LAW

This Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

DATE ADOPTED BY THE BOARD OF DIRECTORS:	June 14, 2010
DATE APPROVED BY THE STOCKHOLDERS:	August 17, 2010
AMENDED TO INCREASE SHARES RESERVED AND AVAILABLE FOR ISSUANCE:	December 8, 2010
AMENDED TO INCREASE SHARES RESERVED AND AVAILABLE FOR ISSUANCE:	March 9, 2011

THE AWARD GRANTED PURSUANT TO THIS AWARD AGREEMENT AND THE SHARES ISSUABLE UPON THE SETTLEMENT THEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE GUIDEWIRE SOFTWARE, INC.

2010 RESTRICTED STOCK UNIT PLAN

Name of Grantee:

No. of Restricted Stock Units Granted:

Grant Date:

Vesting Commencement Date:

Expiration Date:

Pursuant to the Guidewire Software, Inc. 2010 Restricted Stock Unit Plan as amended through the date hereof (the “Plan”) and the terms and conditions set forth in this Award Agreement, Guidewire Software, Inc. (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above. Each Restricted Stock Unit shall relate to one share (a “Share”) of Common Stock (the “Stock”) of the Company.

1. Restrictions on Transfer of Award. The Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and, subject to the restrictions contained in this Award Agreement and the Plan, Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Section 2 of this Award Agreement and (ii) Shares have been issued to the Grantee in accordance with the terms of the Plan and this Award Agreement. In addition, the Restricted Stock Units and any Shares issuable upon settlement of the Restricted Stock Units, shall be subject to the restrictions contained in Section 6 of the Plan.

2. Conditions and Vesting of Restricted Stock Units. The Restricted Stock Units are subject to both a time-based condition (the “Time Condition”) and performance-based vesting (the “Performance Vesting”) described in paragraphs (a) and (b) below, both of which must be satisfied before the Restricted Stock Units will be deemed vested and may be settled in accordance with Section 4.

(a) Time Condition. Subject to the Performance Vesting described in paragraph (b) below, 25 percent of the Restricted Stock Units shall satisfy the Time Condition on the first anniversary of the Vesting Commencement Date; provided that the Grantee continues to have a Service Relationship with the Company at such time. Thereafter, the remaining 75 percent of the Restricted Stock Units shall satisfy the Time Condition in 36 equal monthly installments following the first anniversary of the Vesting Commencement Date, provided the Grantee continues to have a Service Relationship with the Company at such time.

(b) Performance Vesting. Subject to the Time Condition described in paragraph (a) above, the Restricted Stock Units shall only satisfy the Performance Vesting on the first to occur of (i) a Sale Event or (ii) 180 days after the Company’s Initial Public Offering, in either case, prior to the Expiration Date.

(c) Vesting Date. Each date as of which both the Time Condition and Performance Vesting described in paragraphs (a) and (b) have been satisfied with respect to any Restricted Stock Units shall be referred to as a “Vesting Date.”

3. Termination of Employment. If the Grantee’s Service Relationship with the Company and/or its Subsidiaries terminates for any reason (including death or disability) prior to the satisfaction of the Time Condition set forth in Section 2(a) above, any Restricted Stock Units that have not satisfied the Time Condition as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such forfeited Restricted Stock Units. Any Restricted Stock Units that have satisfied the Time Condition as of such date, shall remain subject to the Performance Vesting set forth in Section 2(b).

4. Receipt of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than 3 business days after such Vesting Date occurs), the Company shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Stock Units that have satisfied the Time Condition and Performance Vesting pursuant to Section 2 of this Award Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such Shares.

5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 2(b) of the Plan. Capitalized terms in this Award Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6. Tax Withholding. Regardless of any action that the Company or the Grantee’s actual employer or a Subsidiary or Affiliate with which the Grantee has a Service Relationship if the Grantee is a Consultant (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account, or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to him or her (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, without limitation, the grant, vesting, or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance, and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. The

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Grantee shall not make any claim against the Company or its Board of Directors, officers or employees related to Tax-Related Items arising from this Award or the Grantee’s other compensation. Furthermore, if the Grantee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Grantee will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) payment by the Grantee to the Company and/or Employer; or

(ii) withholding from the Grantee’s wages or other cash compensation paid to him or her by the Company and/or the Employer; or

(iii) withholding from proceeds of the sale of Shares acquired upon vesting and settlement of the Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization); or

(iv) withholding in Shares to be issued upon vesting and settlement of the Restricted Stock Units.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, the Grantee is deemed, for tax purposes, to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Grantee’s participation in the Plan.

Finally, the Grantee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.

7. Section 409A. This Award is intended to constitute a “short term deferral” for purposes of Section 409A of the Code to the greatest extent possible, and otherwise is intended to comply with Section 409A of the Code, and the Award will be administered and interpreted in accordance with that intent. To the extent that any provision of this Award Agreement is ambiguous as to its exemption from, or compliance with, Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder are either exempt from, or comply with, Section 409A of the Code. If there is an Initial Public Offering that results in a Vesting Date with respect to all or any part of the Award which has already satisfied the Time

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Condition, the Award shall be considered to have a fixed payment date of 180 days after such Initial Public Offering for purposes of Section 409A of the Code. Solely for purposes of Section 409A of the Code, each issuance of Shares on a Vesting Date shall be considered a separate payment. The Company makes no representation or warranty and shall have no liability to the Grantee or any other person if any provisions of this Award are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

8. Disclosure. Subject to the Grantee’s agreement to keep such information confidential, the Company agrees to provide the Grantee with the information described in Rules 701(e)(3), (4) and (5) of the Securities Act every six months, which information includes the risks associated with an investment in the Company’s Stock and selected financial statements of the Company.

9. Miscellaneous Provisions.

(a) Notice. Any notice required by the terms of this Award Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation (or other overnight courier service approved by the Company), with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided to the Company.

(b) Entire Agreement. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(c) Governing Law; Choice of Venue. The Award and the provisions of this Award Agreement are governed by and constructed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or this Award Agreement and/or the Plan, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of San Mateo, California, or the United States federal courts for the Northern District of California, and no other courts, where the grant of the Award is made and/or to be performed.

(d) Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions nevertheless shall be binding and enforceable.

(e) Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on this Award and on any Shares acquired under the Plan, to the extent that the Company determines that it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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10. Acknowledgements of the Grantee.

(a) Nature of Award. In accepting this Award the Grantee acknowledges, understands, and agrees that:

(i) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended, or terminated by the Company at any time;

(ii) the grant of this Award is voluntary and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of Awards, even if such grants have been made repeatedly in the past;

(iii) all decisions with respect to future Awards, if any, will be at the sole discretion of the Company;

(iv) the Grantee’s participation in the Plan shall not create a right to perform future services for the Employer and shall not interfere with the ability of the Employer to terminate the Grantee’s Service Relationship at any time;

(v) the Grantee’s participation in the Plan is voluntary;

(vi) this Award and the Shares subject to this Award are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Grantee’s employment or services agreement, if any;

(vii) this Award and the Shares subject to this Award are not intended to replace any pension rights or compensation;

(viii) this Award and the Shares subject to this Award are not part of normal or expected compensation or salary for any purposes, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services to the Company, the Employer, or any Subsidiary or Affiliate;

(ix) this Award and the Grantee’s participation in the Plan shall not be interpreted to form an employment contract or relationship with the Company, the Employer, or any Subsidiary or Affiliate;

(x) the future value of the Shares subject to this Award is unknown and cannot be predicted with certainty;

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(xi) if the Grantee is issued Shares in settlement of this Award, the value of the Shares acquired may increase or decrease in value;

(xii) no claim or entitlement to compensation or damages shall arise from forfeiture of any portion of this Award resulting from termination of the Grantee’s Service Relationship by the Company or the Employer (for any reason whatsoever and regardless of whether in breach of applicable labor laws); and, in consideration of the grant of this Award, to which the Grantee is not otherwise entitled, the Grantee irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Grantee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims;

(xiii) in the event of termination of the Grantee’s Service Relationship (regardless of whether in breach of applicable labor laws), the Grantee’s right to continue to satisfy the Time Condition, if any, will terminate effective as of the date of termination of the Grantee’s active Service Relationship and will not be extended by any notice period mandated under applicable law; the Board of Directors shall have the exclusive discretion to determine when the Grantee’s active Service Relationship is terminated for purposes of this Award;

(xiv) this Award and the benefits under the Plan, if any, will not transfer automatically to another company in the case of a Sale Event; and

(xv) the Grantee has received and read a copy of the Plan, including, without limitation the restrictions contained in Section 6 of the Plan.

(b) No Advice Regarding Award. The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or his or her acquisition or sale of the Shares subject to this Award. The Grantee is solely responsible for taking all appropriate legal advice, notably concerning U.S. and local country tax and social security regulations, when signing this Award Agreement, or selling the Shares acquired upon settlement of the Award, or more generally when making any decision in relation with this Award, this Award Agreement or otherwise under the Plan. The Company does not represent or guaranty that the Grantee may benefit from specific provisions under said regulations and the Grantee shall on his or her own efforts receive proper information in this respect. The Grantee is hereby advised to consult with his or her personal tax, legal, and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(c) Restrictions. The Restricted Stock Units and any Shares issuable upon settlement of the Restricted Stock Units shall be subject to certain transfer restrictions and other limitations including, without limitation, the provisions contained in Section 6 of the Plan.

(d) Tax Consequences. The Grantee agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Grantee’s liability for Tax-Related Items. The Grantee shall not make any claim against the Company or its Board of Directors, officers or employees related to Tax-Related Items arising from this Award or the Grantee’s other compensation.

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(e) Electronic Delivery of Documents. The Grantee agrees that the Company may decide, in its sole discretion, to deliver by email or other electronic means any documents relating to the Plan or this Award (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the U.S. Securities and Exchange Commission). The Grantee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Grantee by email.

(f) Investment Intent at Grant. The Grantee represents and agrees that the Shares to be acquired upon settlement of this Award will be acquired for investment, and not with a view to the sale or distribution thereof.

(g) Investment Intent at Settlement. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Grantee shall represent and agree at the time of settlement of this Award resulting in the transfer of Shares that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

GUIDEWIRE SOFTWARE, INC.

By:
Name:	Karen Blasing
Title:	Chief Financial Officer

By signing below, the Grantee agrees that this Award is granted under, and governed by the terms and conditions of, the 2010 Restricted Stock Unit Plan. Section 10 of this Award Agreement includes important acknowledgements of the Grantee, each of which are accepted and confirmed by the Grantee’s signature below.

Grantee’s Signature

Grantee’s Name

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